                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K



                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       -----------------------------------



Date of Report (Date of earliest event reported):     September 24, 1997


                    INTERAMERICAS COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)


            TEXAS                      0-25194                   87-0464860
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)



         1221 Brickell Avenue
         Miami, Florida                                             33131
         (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: 305/377-6790


         (Former name or former address, if changed since last report.)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         THE ACQUISITION OF IUSATEL CHILE S.A.

                  (a) On September 9, 1997, the Registrant entered into an agreement (the "Iusatel Agreement") with Inversiones Druma S.A. to acquire 99.9% of the issued and outstanding shares of Common Stock of Iusatel Chile S.A. ("Iusatel"). The Iusatel Agreement provides for the purchase by the Registrant of 99.9% of the issued and outstanding capital stock of Iusatel for $5,250,000 in cash (the "Iusatel Purchase Price"). The Iusatel Purchase Price may be reduced, dollar-for-dollar, to the extent that the net worth of Iusatel as of June 30, 1997 is less than $1,582,000, as determined pursuant to an audited balance sheet. The Iusatel Purchase Price may be increased by up to maximum of $2,000,000 based upon Iusatel's earnings before interest, taxes, depreciation and amortization for the four month period commencing on September 1, 1997 and ending December 31, 1997. Under the Iusatel Agreement, Hernan Streeter, the principal shareholder of Druma, General Manager of Iusatel and the former Chairman and Chief Executive Officer and a current shareholder of the Registrant, will remain as Iusatel's General Manager until December 31, 1997. The Iusatel Agreement is subject to a number of conditions, many of which, including (i) governmental consent, (ii) purchase of shares from certain stockholders, (iii) waiver of preferential rights to subscribe for additional shares from certain other stockholders of Iusatel and (iv) securing adequate financing, are beyond the Registrant's control. There can be no assurance that the Iusatel Acquisition will be consummated on the terms described herein or at all.

         (b) Iusatel currently provides domestic and international long distance services in Chile through its own gateway switch and satellite earth station, as well as through interconnections with other Chilean long distance carriers. The Registrant believes that the acquisition of Iusatel will enable the Registrant to: (i) provide long distance services to its existing corporate customers; (ii) bundle a variety of service offerings, including long distance and data services, to attract additional customers; and (iii) access the approximately $178.2 million Chilean international long distance market.


ITEM 5. OTHER EVENTS.

                  Press Release

                  On September 10, 1997, the Registrant issued a press release in connection with the execution of the Iusatel Agreement. The consummation of the transactions contemplated under the Iusatel Agreement is subject to a number of conditions many of which, including (i) governmental consent, (ii) purchase of shares from certain stockholders, (iii) obtaining a waiver of preferential rights to subscribe for additional shares from certain other stockholders of Iusatel and (iv) securing adequate financing, are beyond the Registrant's control. Therefore, there can be no assurance that the Iusatel Acquisition will be consummated on the terms set forth in the Iusatel Agreement or at all.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial Statements of Businesses Acquired

         Financial Statements of Iusatel Chile S.A. as of and for the year ended December 31, 1996 (audited) and June 30, 1997 (unaudited)

         (b) Pro Forma Financial Information

                  1. InterAmericas Communications Corporation pro forma condensed consolidated balance sheet as of June 30, 1997 (Audited) to be filed within 60 days of the date of this filing.

                  2. InterAmericas Communications Corporation pro forma condensed consolidated statement of income for the year ended December 31, 1996 (Audited) to be filed within 60 days of the date of this filing.

         (c) Exhibits:

                  Exhibit
                  Number            Description of Exhibit

                  10.1 Stock Purchase Agreement by and between the Registrant and Inversiones Druma S.A.

                  20.1 Press Release dated September 10, 1997 in connection with the execution of the Stock Purchase Agreement dated September 9, 1997 between the Registrant and Inversiones Druma S.A. for the purchase of 99.9% of the issued and outstanding shares of Common Stock of Iusatel Chile S.A.

                  27 Financial Data Schedule with respect to the financial statements of Iusatel Chile S.A.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERAMERICAS COMMUNICATIONS CORPORATION



Date: September 24, 1997                     /s/ Douglas G. Geib II
                                             -----------------------------------
                                             Douglas G. Geib II
                                             Chief Financial Officer

                         INDEX TO FINANCIAL STATEMENTS
                               IUSATEL CHILE S.A.



                                                                       Page
                                                                       ----

Report of Independent Accountants ..................................... F-1

Balance Sheet at December 31, 1995, and 1996
  and June 30, 1997.................................................... F-2

Statements of Income for each of the two years ended
  December 31, 1995 and 1996 and the six month periods
  ended June 30, 1996 and 1997......................................... F-3

Statements of Changes in Financial Position for each
  of the two years ended December 31, 1996 and the
  six month period ended June 30, 1997................................. F-4

Statements of Cash Flows for each of the two years ended
  December 31, 1995 and 1996 and the six month period
  ended June 30, 1996 and 1997......................................... F-5

Notes to Financial Statements.......................................... F-6


  Ch$ = Chilean pesos
ThCh$ = Thousands of Chilean pesos
  US$ = United States dollars
ThUS$ = Thousands of United States dollars
 U.F. = The Unidad de Fomento, or U.F., is an inflation-indexed, peso denominated monetary unit used in Chile. The U.F. rate is set daily in advance based on the change in the Chilean Price Index of the previous month.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders of
Iusatel Chile S.A.:

     We have audited the accompanying balance sheets of Iusatel Chile S.A. (the "Company") as of December 31, 1995 and 1996, and the related statements of income and changes in financial position for each of the two years ended December 31, 1996, and the statement of cash flows for the year ended December 31, 1996, all expressed in thousands of constant Chilean pesos. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We have conducted our audits in accordance with generally accepted auditing standards in Chile, which are substantially the same as those followed in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Iusatel Chile S.A. at December 31, 1995 and 1996, and the results of their operations and changes in their financial position for each of the two years ended December 31, 1996, and its cash flows for the year ended December 31, 1996, in conformity with generally accepted accounting principles in Chile.

     The accompanying financial statements have been prepared assuming that Iusatel Chile S.A. continues as a going concern. Iusatel Chile S.A. has shown recurring operating losses and shows negative working capital and shareholders' equity that raise substantial doubt about its ability to continue as a going concern. Management's actions regarding these situations are described in Note
27. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

     As described in Note 3, the financial statements of the Company for the year ended December 31, 1996, includes a statement of cash flows in accordance with generally accepted accounting principles in Chile and a statement of changes in financial position in compliance with the regulations set forth by the Superintendency of Securities and Insurance Companies.

     Accounting principles generally accepted in Chile vary in certain significant respects from accounting principles generally accepted in the United States of America. The application of the latter would have affected the determination of net income for each of the two years in the period ended December 31, 1996 and the determination of shareholders' equity as of December 31, 1995 and 1996 to the extent summarized in Note 28 to the financial statements.

       JUAN PABLO HESS                                     LANGTON CLARKE
                                                        COOPERS & LYBRAND

Santiago, February 7, 1997
(except with respect to the matters discussed in Notes 27 and 28, for which the date is August 11, 1997)

                               IUSATEL CHILE S.A.

                                 BALANCE SHEETS
RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
 CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$) (NOTES 2(C) & 2(L))

                                                                 FOR THE YEARS ENDED            FOR THE SIX MONTH PERIOD
                                                                    DECEMBER 31,                     ENDED JUNE 30,
                                                        -------------------------------------   -------------------------
                                                           1995         1996         1996          1997          1997
                                                          THCH$        THCH$         THUS$         THCH$         THUS$
                                                        ----------   ----------   -----------   -----------   -----------
                                                                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
ASSETS
CURRENT ASSETS:
  Cash................................................      55,907       23,758          57         36,932           89
  Time deposits.......................................      16,168           --           0             --            0
  Trade accounts receivable, net (Note 5).............     479,047      902,217       2,166        725,405        1,742
  Notes receivable....................................       7,494       72,248         173         51,324          123
  Sundry accounts receivable (Note 6).................      37,369      130,305         313         33,425           80
  Inventories.........................................         627        5,318          13          5,453           13
  Taxes recoverable (Note 7)..........................     222,116      206,904         497        145,094          348
  Prepaid expenses (Note 8)...........................     187,642      157,605         378         99,103          238
  Other...............................................          --          638           2          3,358            8
                                                        ----------   ----------     -------     ----------      -------
        Total current assets..........................   1,006,370    1,498,993       3,599      1,100,094        2,641
                                                        ----------   ----------     -------     ----------      -------
FIXED ASSETS: (Note 9)
  Land................................................      31,132       31,132          75         31,942           77
  Machinery & equipment...............................   1,373,753    1,543,272       3,706      1,639,262        3,936
  Other fixed assets..................................     203,351      609,110       1,462        325,204          781
  Accumulated depreciation............................    (161,343)    (381,085)       (915)      (406,987)        (977)
                                                        ----------   ----------     -------     ----------      -------
        Total fixed assets............................   1,446,893    1,802,429       4,328      1,589,421        3,817
                                                        ----------   ----------     -------     ----------      -------
OTHER ASSETS: (Note 10)
  Intangibles.........................................         746        4,010          10          4,094           10
  Other...............................................      37,748       37,530          90          8,267           20
                                                        ----------   ----------     -------     ----------      -------
        Total other assets............................      38,494       41,540         100         12,361           30
                                                        ----------   ----------     -------     ----------      -------
            Total assets..............................   2,491,757    3,342,962       8,027      2,701,876        6,488
                                                        ==========   ==========     =======     ==========      =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Short-term bank liabilities (Note 11)...............   3,385,197    3,353,913       8,053          5,353           13
  Current portion of lease obligations (Note 12)......     108,308      114,386         275        100,713          242
  Accounts payable (Note 13)..........................     326,863      716,825       1,721        717,990        1,724
  Notes payable (Note 14).............................     156,182      280,143         673        290,485          697
  Sundry creditors....................................          --        2,656           6          2,310            6
  Amounts payable to related companies (Note 15)......      39,697      167,587         402        497,463        1,194
  Accrued liabilities (Note 16).......................     313,643      189,517         455        313,314          752
  Withholding taxes (Note 17).........................      25,380       38,291          92         60,691          146
  Income taxes payable................................          --        3,222           8              0            0
                                                        ----------   ----------     -------     ----------      -------
        Total current liabilities.....................   4,355,270    4,866,540      11,685      1,988,319        4,774
                                                        ----------   ----------     -------     ----------      -------
LONG-TERM LIABILITIES:
  Long-term portion of lease obligations (Note 12)....     165,972       91,306         219         39,169           94
  Notes payable (Note 14).............................       1,212      245,961         591             --           --
  Amounts payable to related companies (Note 15)......     660,193    2,328,098       5,590             --            0
  Other (Note 18).....................................      14,531       21,986          53         15,773           38
                                                        ----------   ----------     -------     ----------      -------
        Total long-term liabilities...................     841,908    2,687,351       6,453         54,942          132
                                                        ----------   ----------     -------     ----------      -------
SHAREHOLDERS' EQUITY: (Note 20)
  Paid-in capital.....................................     760,529      760,529       1,826      6,646,496       15,959
  Accumulated losses..................................    (885,720)  (3,465,950)     (8,322)    (5,100,716)     (12,247)
  Loss for the year...................................  (2,580,230)  (1,505,508)     (3,615)      (887,165)      (2,130)
                                                        ----------   ----------     -------     ----------      -------
        Total shareholders' equity....................  (2,705,421)  (4,210,929)    (10,111)       658,615        1,582
                                                        ----------   ----------     -------     ----------      -------
            Total liabilities & shareholders'
              equity..................................   2,491,757    3,342,962       8,027      2,701,876        6,488
                                                        ==========   ==========     =======     ==========      =======

    The accompanying notes 1 to 28 form an integral part of these financial statements

                               IUSATEL CHILE S.A.

                              STATEMENTS OF INCOME
RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
 CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$) (NOTES 2(C) & 2(L))

                                                                                          FOR THE SIX MONTH PERIODS
                                             FOR THE YEARS ENDED DECEMBER 31,                  ENDED JUNE 30,
                                           -------------------------------------   ---------------------------------------
                                              1995         1996         1996          1996          1997          1997
                                              THCH        THCH$         THUS$         THCH$         THCH$         THUS$
                                           ----------   ----------   -----------   -----------   -----------   -----------
                                                                     (UNAUDITED)   (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
OPERATING RESULTS:
  Operating revenues.....................   1,134,550    3,377,825      8,111       1,736,032     1,840,555       4,419
  Operating expenses excluding
    depreciation.........................  (1,111,790)  (2,008,635)    (4,824)       (935,769)   (1,306,405)     (3,137)
  Operating depreciation.................     (69,502)    (189,227)      (454)        (69,184)      (70,184)       (168)
                                           ----------   ----------     ------      ----------    ----------      ------
        Operating margin.................     (46,742)   1,179,963      2,833         731,079       436,966       1,114
  Administrative and selling expenses
    excluding depreciation...............  (2,190,360)  (2,178,427)    (5,230)     (1,040,157)   (1,080,884)     (2,595)
  General and administrative
    depreciation.........................     (92,700)     (34,052)       (82)        (39,016)      (37,452)        (90)
                                           ----------   ----------     ------      ----------    ----------      ------
        Operating loss...................  (2,329,802)  (1,032,516)    (2,479)       (348,094)     (654,370)     (1,571)

NON-OPERATING RESULTS:
  Financial income.......................         909        3,969         10               0        22,971          55
  Financial expenses.....................    (483,033)    (587,189)    (1,410)       (291,910)      (65,078)       (156)
  Other non-operating expenses...........      (8,654)    (107,749)      (259)        (25,429)     (215,168)       (517)
  Price-level restatement (Note 4).......     240,350      217,977        523         133,785        24,480          59
                                           ----------   ----------     ------      ----------    ----------      ------
        Non-operating income.............    (250,428)    (472,992)    (1,136)       (183,554)     (232,795)       (559)
                                           ----------   ----------     ------      ----------    ----------      ------
  Loss before income taxes...............  (2,580,230)  (1,505,508)    (3,615)       (531,648)     (887,165)     (2,130)
  Income taxes...........................          --           --         --              --            --          --
                                           ----------   ----------     ------      ----------    ----------      ------
        Net loss.........................  (2,580,230)  (1,505,508)    (3,615)       (531,648)     (887,165)     (2,130)
                                           ==========   ==========     ======      ==========    ==========      ======

    The accompanying notes 1 to 28 form an integral part of these financial statements

                               IUSATEL CHILE S.A.

                  STATEMENTS OF CHANGES IN FINANCIAL POSITION
RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
 CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$) (NOTES 2(C) & 2(L))

                                                                                             FOR THE SIX
                                                                                             MONTH PERIOD
                                                            FOR THE YEARS ENDED                 ENDED
                                                               DECEMBER 31,                    JUNE 30,
                                                  ---------------------------------------    ------------
                                                     1995          1996          1996            1996
                                                    THCH$         THCH$          THUS$          THCH$
                                                  ----------    ----------    -----------    ------------
                                                                              (UNAUDITED)    (UNAUDITED)
FUNDS FROM OPERATIONS:
  Net Loss......................................  (2,580,230)   (1,505,508)     (3,615)         (531,648)
  Depreciation..................................     162,203       223,279         536           108,281
  Profit on sale of fixed assets................        (203)           --           0                 0
  Net price-level restatement of non-current
    items.......................................      (3,603)       (3,536)         (8)            1,917
                                                  ----------    ----------      ------        ----------
         Total funds from operations............  (2,421,833)   (1,285,765)     (3,087)         (421,450)
                                                  ----------    ----------      ------        ----------
OTHER SOURCES OF FUNDS:
  Sale of fixed assets..........................         940            --           0                 0
  Increase in long-term liabilities.............     180,503       244,749         588            12,389
  Increase in long-term payable to related
    companies...................................     660,193     1,667,905       4,004         1,066,898
                                                  ----------    ----------      ------        ----------
         Total funds from other sources.........     841,636     1,912,654       4,592         1,079,286
                                                  ----------    ----------      ------        ----------
         Total sources of funds.................  (1,580,197)      626,889       1,505           657,836
                                                  ----------    ----------      ------        ----------
APPLICATION OF FUNDS:
  Additions to fixed assets.....................     549,955       575,279       1,382           121,017
  Decrease in long-term liabilities.............       9,272        67,211         161            44,226
  Other.........................................      32,627         3,046           7                 0
                                                  ----------    ----------      ------        ----------
         Total applications of funds............     591,854       645,536       1,550           165,243
                                                  ----------    ----------      ------        ----------
           Decrease in working capital..........  (2,172,051)      (18,647)        (45)          492,593
                                                  ==========    ==========      ======        ==========
CHANGES IN WORKING CAPITAL:
  CURRENT ASSETS -- INCREASES (DECREASES):
    Cash and time deposits......................      71,378       (48,317)       (116)          (16,682)
    Trade accounts receivable, notes receivable
      and sundry accounts receivable............     507,591       580,860       1,395           542,878
    Inventories.................................         627         4,691          11             2,320
    Other.......................................     203,096       (44,611)       (107)            3,659
                                                  ----------    ----------      ------        ----------
         Net changes in current assets..........     782,692       492,623       1,183           532,175
                                                  ----------    ----------      ------        ----------
  CURRENT LIABILITIES -- (DECREASES) INCREASES:
    Short-term bank liabilities.................  (2,236,641)       31,284          75          (101,229)
    Current portion of long-term liabilities....    (108,308)       (6,078)        (15)          111,050
    Accounts and notes payable..................    (279,909)     (513,923)     (1,234)         (127,031)
    Amounts payable to related companies........     (39,697)     (127,890)       (307)          (37,415)
    Accruals and withholding taxes..............    (298,889)      111,215         267           115,163
    Other.......................................       8,701        (5,878)        (14)             (120)
                                                  ----------    ----------      ------        ----------
         Total changes in current liabilities...  (2,954,743)     (511,270)     (1,228)          (39,582)
                                                  ----------    ----------      ------        ----------
           Decrease in working capital..........  (2,172,051)      (18,647)        (45)          492,593
                                                  ==========    ==========      ======        ==========

    The accompanying notes 1 to 28 form an integral part of these financial statements

                               IUSATEL CHILE S.A.

                            STATEMENTS OF CASH FLOWS
RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
 CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$) (NOTES 2(C) & 2(L))

                                                          FOR THE YEARS ENDED            FOR THE SIX MONTH PERIOD
                                                             DECEMBER 31,                     ENDED JUNE 30,
                                                        -----------------------   ---------------------------------------
                                                           1996         1996         1996          1997          1997
                                                          THCH$        THUS$         THCH$         THCH$         THUS$
                                                        ----------   ----------   -----------   -----------   -----------
                                                                                  (UNAUDITED)   (UNAUDITED)   (UNAUDITED)
CASH FLOW FROM OPERATING ACTIVITIES:
  Net loss............................................  (1,505,508)      (3,615)    (531,648)    (887,165)      (2,130)
ITEMS NOT AFFECTING CASH:
  Depreciation........................................     223,279          536      108,281      107,636          258
  Write-offs and accrued liabilities..................     421,997        1,013       77,318      656,751        1,577
  Net price-level restatement.........................    (217,977)        (523)     (11,518)      24,480           59
  Unrealized foreign exchange loss....................                        0
CHANGES IN ASSETS AFFECTING CASH FLOW:
  Increase in accounts receivable.....................  (1,050,024)      (2,521)    (629,534)     (21,929)         (53)
  Increase in inventories.............................      (4,935)         (12)
  Increase others.....................................                        0
CHANGE IN LIABILITIES AFFECTING CASH FLOW:
  Increase in accounts payable relating to operating
    results...........................................     435,978        1,046       64,924       54,930          132
  Net increase in income taxes payable................       3,222            8
  Decrease in interest payable........................      12,292           30     (279,657)       7,000           17
  Net increase in VAT and other similar payables......      16,568           40       20,331        2,804            7
                                                        ----------   ----------   ----------     --------       ------
        Net cash flow (used) provided by operating
          activities..................................  (1,665,108)      (3,998)  (1,181,503)     (55,493)        (133)
                                                        ----------   ----------   ----------     --------       ------
CASH FLOW FROM FINANCING ACTIVITIES:
  Borrowings from banks and others....................     186,772          448
  Other financing activities..........................   1,587,062        3,811    1,306,590      108,302          260
                                                        ----------   ----------   ----------     --------       ------
        Net cash flow provided by financing
          activities..................................   1,773,834        4,259    1,306,590      108,302          260
                                                        ----------   ----------   ----------     --------       ------
CASH FLOW FROM INVESTING ACTIVITIES:
  Fixed assets acquired...............................    (159,169)        (382)    (140,869)     (40,416)         (97)
                                                        ----------   ----------   ----------     --------       ------
  Net cash flow used by investing activities..........    (159,169)        (382)    (140,869)     (40,416)         (97)
                                                        ----------   ----------   ----------     --------       ------
        Total net (decrease) increase in cash and cash
          equivalents.................................     (50,443)        (121)     (15,782)      12,393           30
                                                        ----------   ----------   ----------     --------       ------
EFFECT OF INFLATION ON CASH AND CASH EQUIVALENTS......       2,126            5        1,737          163            0
                                                        ----------   ----------   ----------     --------       ------
NET CHANGE IN CASH AND CASH EQUIVALENTS...............     (48,317)        (116)     (14,045)      12,556           30
                                                        ----------   ----------   ----------     --------       ------
CASH AND CASH EQUIVALENTS -- BEGINNING OF YEAR........      72,075          173       71,264       24,376           59
                                                        ----------   ----------   ----------     --------       ------
CASH AND CASH EQUIVALENTS -- END OF YEAR..............      23,758           57       57,219       36,932           89
                                                        ==========   ==========   ==========     ========       ======

    The accompanying notes 1 to 28 form an integral part of these financial statements

                               IUSATEL CHILE S.A.

                       NOTES TO THE FINANCIAL STATEMENTS
RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

1. NATURE OF OPERATIONS AND BACKGROUND OF THE COMPANY:

(a) Name and registration in the Securities Register:

     Iusatel Chile S.A. (the "Company") was originally incorporated under the name of TDI S.A. under public deed dated March 3, 1992.

     On May 19, 1994, the minutes of the first extraordinary shareholders meeting held on May 5, 1994 were recorded under public deed. This meeting approved the change of the Company's name to Telecomunicaciones Digitales Internacionales S.A. and a capital increase, whereby Grupo Iusacell S.A. de C.V. ("Iusacell") purchased 51% of the share capital.

     On August 1, 1994, the minutes of the second extraordinary shareholders meeting held on July 28, 1994 were recorded under public deed. This meeting approved the change of the Company's name to Iusatel Chile S.A., the expansion of the Company's objectives and the related change in its bylaws. From that date, the Company began the final phase of its start-up, principally characterized by investment in its infrastructure.

     The Company is majority owned by Iusacell; however, its operations are independently and separately managed. As a result, during the periods presented Iusacell did not incur any general or corporate expenses on behalf of the Company. It is management's belief that the financial results presented herein would not have been materially different had the Company operated as a separate entity for the periods presented.

     The principle objective of the Company is to engage in business within the telecommunications industry.

     The Company is registered under No. 494 in the Securities Register and is therefore subject to the regulatory authority of the Chilean
     Superintendency of Securities and Insurance (the "Superintendency").

(b) Start-up period:

     The Company began its normal operations on January 1, 1995, concluding its development and start-up period.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

(a) Presentation:

     The financial statements have been prepared in accordance with generally accepted accounting principles in Chile ("Chilean GAAP") and the regulations established by the Superintendency. The Company is also subject to specific provisions contained in Corporations Law 18,046 and its related regulations.

(b) Comparative financial statements:

     For comparative purposes, the financial statements and the amounts disclosed in the related notes for the year ended December 31, 1995 have been restated in terms of Chilean pesos of December 31, 1996 purchasing power. In accordance with Chilean regulations and accounting practices, the restatement was calculated based on the Official Consumer Price Index of the National Institute of Statistics, which was 6.6% for the year ended November 30, 1996. The index is based on the "prior month rule", pursuant to which the inflation adjustments are based on the Consumer Price Index at the close of the month preceding the close of the respective period or transaction. This index is considered by the business community, the accounting profession and the Chilean government to be the index which most closely complies with the technical requirement to reflect the variation in the general level of prices in the country and, consequently, is widely used for financial reporting purposes in Chile.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
(b) Comparative financial statements, continued:
     The interim June 30, 1996 and 1997 financial statements have also been restated for general price-level changes, but are expressed in constant Chilean pesos of June 30, 1997. The effect of not updating the December 31, 1995 and 1996 financial statements to June 30, 1997 constant pesos is not significant because the change in the inflation index applicable for the restatement of financial statements for the six month period ended June 30, 1997 was only 2.6%. Additionally, if the updating by the 2.6% increase had been made, it would have been applied to all amounts and disclosures shown in the December 31, 1995 and 1996 financial statements and accordingly, there would be no changes in the relationships among the amounts and disclosures in those financial statements.

(c) Price-level restatement:

     The financial statements, which are expressed in Chilean pesos, have been restated to reflect the effects of variations in the purchasing power of the local currency during each year. For this purpose, and in conformity with current Chilean regulations, non-monetary assets and liabilities, equity accounts and income and expense accounts have been restated each year in terms of year-end constant pesos. The resulting net charge or credit to income arises as a result of the gain or loss in purchasing power from the holding of monetary assets and liabilities exposed to the effects of inflation.

     The above-mentioned price-level restatements do not purport to present appraised or replacement values and are only intended to restate all non-monetary financial statement components in terms of local currency of similar purchasing power and to include in the net result for each year the gain or loss in purchasing power arising from the holding of monetary assets and liabilities exposed to the effects of inflation.

     Certain assets and liabilities are denominated in U.F. units (Unidades de Fomento). A U.F. is a Chilean inflation-indexed peso denominated monetary unit which is set daily in advance based on changes in the Consumer Price Index. The adjustments to the closing balance of U.F.-denominated assets and liabilities are included in the Price-level restatement account in the Statement of Income. Each U.F. was equivalent to Ch$ 12,482.81 and Ch$ 13,280.43 at December 31, 1995 and 1996, respectively.

(d) Assets and liabilities in US dollars:

     Balances in foreign currency included in the balance sheet have been translated into Chilean pesos at the "Observed Exchange Rate" determined by the Cental Bank of Chile in effect at each year end using the following exchange rates:

                                             AS OF               AS OF
                                       DECEMBER 31, 1996   DECEMBER 31, 1995
                                       -----------------   -----------------
US Dollar ("observed" rate)..........       424.87              406.91

(e) Fixed assets:

     Fixed assets are shown at restated acquisition or import cost, including, in the latter case, deferred customs duties. Assets received under lease contracts are shown at the present value of the contract.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
(e) Fixed assets, continued:
     Depreciation is calculated using the straight-line method on the restated value of the assets over the related useful lives. Depreciation expense amounted to ThCh$ 162,203 and ThCh$ 223,279 for the years ended December 31, 1995 and 1996, respectively.

(f) Staff severance indemnities:

     The Company has no obligation for the payment of staff severance indemnities as employee severance benefits are neither legally required nor included under the terms and conditions of employee contracts.

(g) Staff vacations:

     The Company has recorded the cost of staff vacations on an accrued basis as the vacations are earned by the employees in accordance with Technical Bulletins Nos. 47 and 48 of the Chilean College of Accountants A.G.

(h) Income tax:

     The Company has made no provision for first category income tax as it has incurred tax losses. The Company has provided for Article 21 Tax under the Income Tax Law.

(i) Allowance for doubtful accounts and long-distance revenue recognition criteria

          (i) The allowance for doubtful accounts is calculated based upon an aging of account receivable balances using historical rates of collection by type of account balance.

             No provision has been recorded against un-billed traffic.

             Given the significant collection risk associated with the "audio-text" (data transmission) receivables, the Company has recorded a 100% provision against the related receivable balance in the amount of ThCh$ 298,642. As of December 31, 1996, these services are no longer being provided by the Company.

          (ii) Long-distance traffic:

             The Company recognizes long-distance traffic revenues during the period in which the services are provided. Revenues are generated through contracts with customers and through local telephone companies that perform dialing services.

(j) Statement of cash flows:

     Cash flows generated from operating activities include all core business related cash flows, interest paid, investment income and all other cash flows not included in investing or financing activities.

(k) Reclassifications:

     Certain reclassifications have been made to the December 31, 1995 figures to enhance the comparability of the financial statements as of December 31, 1996.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED:
(l) Convenience translation to US dollars (unaudited):

     The Company maintains its accounting records and prepares its financial statements in Chilean pesos. The United States dollar amounts disclosed in the accompanying financial statements as of December 31, 1996 and June 30, 1997 are presented solely for the convenience of the reader at the June 30, 1997 exchange rate of Ch$ 416.47 per US$ 1. This translation should not be construed as representing that the Chilean peso amounts actually represent or have been, or could be, converted into United States dollars.

(m) Interim financial data:

     In management's opinion the accompanying interim amounts included in these financial statements include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for such interim periods. Certain interim information and note disclosures have been omitted; however, the Company believes that the interim disclosures made are adequate and that the information presented is not misleading.

3. ACCOUNTING CHANGES:

     Effective January 1, 1996, Technical Bulletin No. 50 of the Chilean College of Accountants A.G. requires the presentation of a statement of cash flows. Superintendency Circular No. 00238 dated January 17, 1997, requires that the Company continue to present the statement of changes in financial position. Consequently, the financial statements for the year ended December 31, 1996, include both of the above mentioned statements, however for subsequent periods it will not be necessary to continue to present the statement of changes in financial position.

4. PRICE-LEVEL RESTATEMENT:

     Price-level restatement is summarized as follows:

                                                              (CHARGE)/CREDIT TO INCOME
                                                               YEAR ENDED DECEMBER 31,
                                                              --------------------------
                                                                1995             1996
                                                                THCH$            THCH$
                                                              ---------        ---------
Current assets..............................................     13,391            6,087
Fixed assets................................................     92,438           98,144
Other assets................................................        (92)             240
Non-monetary assets.........................................        672          (89,966)
Shareholders' equity........................................      9,487          167,503
                                                                -------          -------
Balance of price-level restatements account.................    115,896          182,008
Income statement accounts (net).............................    124,454           35,969
                                                                -------          -------
  Price-level restatement...................................    240,350          217,977
                                                                =======          =======

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

5. TRADE ACCOUNTANTS RECEIVABLE:

     Net trade accounts receivable are summarized as follows:

                                                                AT DECEMBER 31,
                                                              --------------------
                                                               1995        1996
                                                               THCH$       THCH$
                                                              -------    ---------
Billed accounts receivable..................................  279,319      896,058
Accrued accounts receivable.................................  245,150      485,495
                                                              -------    ---------
Total trade receivables.....................................  524,469    1,381,553
Allowance for doubtful accounts.............................  (45,422)    (479,336)
                                                              -------    ---------
  Total.....................................................  479,047      902,217
                                                              =======    =========

6. SUNDRY ACCOUNTS RECEIVABLE:

     Sundry accounts receivable are summarized as follows:

                                                                AT DECEMBER 31,
                                                              --------------------
                                                               1995        1996
                                                               THCH$       THCH$
                                                              -------    ---------
Current accounts............................................    5,371        5,507
Advances to suppliers.......................................   31,998        2,882
Accounts receivable under Reciprocal carrier agreements.....       --      110,955
Other.......................................................       --       10,961
                                                              -------    ---------
  Totals....................................................   37,369      130,305
                                                              =======    =========

7. TAXES RECOVERABLE:

     Taxes recoverable are summarized as follows:

                                                                AT DECEMBER 31,
                                                              --------------------
                                                               1995        1996
                                                               THCH$       THCH$
                                                              -------    ---------
VAT fiscal credit...........................................  218,191      201,614
Training expense credits....................................    3,925        5,290
                                                              -------    ---------
  Total.....................................................  222,116      206,904
                                                              =======    =========

8. PREPAID EXPENSES:

     Prepaid expenses are summarized as follows:

                                                                AT DECEMBER 31,
                                                              --------------------
                                                               1995        1996
                                                               THCH$       THCH$
                                                              -------    ---------
Legal.......................................................   18,669           --
Insurance...................................................    5,616        4,479
Prepaid advertising.........................................   93,900      100,189
Deferred interest on leasing................................   17,408       16,353
Prepaid interest............................................       --        6,703
Prepaid taxes...............................................    9,325        6,448
Software....................................................    9,784           --
Other.......................................................    8,194        2,833
Commissions.................................................   24,746       20,600
                                                              -------    ---------
  Total.....................................................  187,642      157,605
                                                              =======    =========

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

9. FIXED ASSETS:

     Fixed assets are summarized as follows:

                                                                 AT DECEMBER 31,
                                                              ----------------------
                                                                1995         1996
                                                                THCH$        THCH$
                                                              ---------    ---------
Land:.......................................................     31,132       31,132
Machinery & equipment:
  Earth station.............................................    675,458      681,001
  Miscellaneous machinery & equipment.......................     11,264       12,530
  International switch......................................    290,779      406,967
  Network...................................................      9,187        9,187
  Internal communications equipment.........................     54,312        6,788
  Call-back switch..........................................         --       51,414
  Furniture & installations.................................    160,389      180,542
  Vehicles..................................................     21,046        6,064
  Office equipment..........................................    118,975      170,577
  Customer equipment........................................     32,343       18,202
                                                              ---------    ---------
          Subtotal..........................................  1,373,753    1,543,272
                                                              ---------    ---------
Other fixed assets:
  Leased assets.............................................    191,220      312,938
  Telephone trunk lines.....................................     11,413       11,413
  Imported equipment in transit.............................         --      282,026
  Other.....................................................        718        2,733
                                                              ---------    ---------
          Subtotal..........................................    203,351      609,110
                                                              ---------    ---------
          Total fixed assets (gross)........................  1,608,236    2,183,514
                                                              ---------    ---------
Less:
  Accumulated depreciation for the period...................   (161,343)    (381,085)
                                                              ---------    ---------
          Total fixed assets (net)..........................  1,446,893    1,802,429
                                                              =========    =========

10. OTHER ASSETS:

     Other assets are summarized as follows:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                               THCH$      THCH$
                                                              -------    -------
Telephone lines.............................................      746      4,010
Long-term deferred interest.................................   29,385      7,322
Long-term time deposits.....................................       --     21,720
Other.......................................................    8,363      8,488
                                                              -------    -------
          Total.............................................   38,494     41,540
                                                              =======    =======

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

11. SHORT-TERM BANK LIABILITIES:

     Short-term bank liabilities are summarized as follows:

                                                  MONTHLY
                                                  INTEREST                         ACCRUED      TOTAL
                                                    RATE     AMOUNT     AMOUNT     INTEREST     1996
BANK                                                (%)      IN U.F.   IN THCH$     THCH$       THCH$
----                                              --------   -------   ---------   --------   ---------
Sud Americano...................................   1.0655    249,361   3,311,621    12,292    3,323,913
Sud Americano...................................   1.0500         --      30,000        --       30,000
                                                             -------   ---------    ------    ---------
                                                    Total    249,361   3,341,621    12,292    3,353,913
                                                             =======   =========    ======    =========

                                                   ANNUAL
                                                  INTEREST                         ACCRUED      TOTAL
                                                    RATE     AMOUNT     AMOUNT     INTEREST     1995
BANK                                                (%)      IN U.F.   IN THCH$     THCH$       THCH$
----                                              --------   -------   ---------   --------   ---------
Sud Americano...................................     8.48    143,184   1,905,303     7,181    1,912,484
Citibank........................................     8.56    106,169   1,412,756     6,383    1,419,139
Citibank........................................     8.56         --      53,300       274       53,574
                                                             -------   ---------    ------    ---------
                                                    Total    249,353   3,371,359    13,838    3,385,197
                                                             =======   =========    ======    =========

12. LEASING OBLIGATIONS:

     At December 31, 1995 and 1996, the Company had fixed asset lease contracts outstanding with financial institutions and others, whose installments have the following maturities:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                               THCH$      THCH$
                                                              -------    -------
Short term..................................................  108,308    114,386
Long term...................................................  165,972     91,306
                                                              -------    -------
Total.......................................................  274,280    205,692
                                                              =======    =======

13. ACCOUNTS PAYABLE:

     Accounts payable are summarized as follows:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                               THCH$      THCH$
                                                              -------    -------
Domestic suppliers..........................................  226,945    550,073
Sundry accounts.............................................    4,974     10,548
Total domestic suppliers....................................  231,919    560,621
Foreign suppliers...........................................   94,944    156,204
                                                              -------    -------
Total accounts payable......................................  326,863    716,825
                                                              =======    =======

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

14. NOTES PAYABLE:

     Notes payable are summarized as follows:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                               THCH$      THCH$
                                                              -------    -------
Short-term..................................................  156,182    280,143
Long-term...................................................    1,212    245,961
                                                              -------    -------
Total.......................................................  157,394    526,104
                                                              =======    =======

15. AMOUNTS PAYABLE TO RELATED COMPANIES:

(a) Short-term:

     Short-term amounts payable to related companies at December 31, 1995 and 1996 represent amounts payable of ThCh$ 39,697 and ThCh$ 167,587, respectively, to Satelitron S.A., Mexico, a company related to Iusacell, for satellite space rentals.

(b) Long-term:

     Long-term amounts payable to related parties represent capital contributions of ThCh$ 660,193 and ThCh$ 2,328,098, at December 31, 1995 and 1996 respectively, from Iusacell S.A. These capital contributions were legally formalized in January of 1997 upon approval by the Superintendency, subsequent to the balance sheet date.

16. ACCRUED LIABILITIES:

     Accrued liabilities are summarized as follows:

                                                               AT DECEMBER 31,
                                                              ------------------
                                                               1995       1996
                                                               THCH$      THCH$
                                                              -------    -------
Vacations (Note 2(g)).......................................   40,070     40,978
Pending Invoices............................................  263,075     84,529
Other.......................................................   10,498     64,010
                                                              -------    -------
  Total.....................................................  313,643    189,517
                                                              =======    =======

17. WITHHOLDING TAXES:

     Withholding taxes relate to remunerations, taxes and social security deductions for the month of December, amounting to ThCh$ 25,380 and ThCh$ 38,291 at December 31, 1995 and 1996, respectively.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

18. OTHER LONG-TERM LIABILITIES:

     As of December 31, 1995 and 1996, this account balance included deferred customs duties, in accordance with Law 18,634, as follows:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               1995      1996
                                                              THCH$     THCH$
                                                              ------    ------
Total deferred customs duties...............................  14,531    21,986
                                                              ======    ======

19. INCOME TAXES:

     No provision was made for first category income tax at December 31, 1995 and 1996, as there were tax losses amounting to approximately Ch$ 3,451 million, and Ch$ 4,726 million, respectively. These losses may be applied against future profits for an indefinite period of time.

20. SHAREHOLDERS' EQUITY:

     (a) The movements in shareholders' equity for the years ended December 31, 1995 and 1996 are summarized as follows:

                                     FULLY PAID    FULLY PAID
                                         AND           AND
                                     OUTSTANDING   OUTSTANDING
                                      SERIES A      SERIES B     PAID-IN   ACCUMULATED   NET LOSS FOR
                                       COMMON        COMMON      CAPITAL     DEFICIT      THE PERIOD       TOTAL
                                       SHARES        SHARES       THCH$       THCH$         THCH$          THCH$
                                     -----------   -----------   -------   -----------   ------------    ----------
Balances as of December 31, 1994...    22,350        23,263      659,372     (767,913)            --       (108,541)
Equity price-level restatement.....        --            --       54,070      (62,969)            --         (8,899)
Loss for the year..................        --            --           --           --     (2,420,478)    (2,420,478)
                                       ------        ------      -------   ----------     ----------     ----------
Balances as of December 31, 1995...    22,350        23,263      713,442     (830,882)    (2,420,478)    (2,537,918)
                                       ------        ------      -------   ----------     ----------     ----------
Price-level restated balance as of
  December 31, 1995................    22,350        23,263      760,529     (885,720)    (2,580,230)    (2,705,421)
                                       ------        ------      -------   ----------     ----------     ----------
Balances as of December 31, 1995...    22,350        23,263      713,442     (830,882)    (2,420,478)    (2,537,918)
Transfer of previous year's
  results..........................        --            --           --   (2,420,478)     2,420,478             --
Equity price-level restatement.....        --            --       47,087     (214,590)            --       (167,503)
Loss for the year..................        --            --           --           --     (1,505,508)    (1,505,508)
                                       ------        ------      -------   ----------     ----------     ----------
Balances at December 31, 1996......    22,350        23,263      760,529   (3,465,950)    (1,505,508)    (4,210,929)
                                       ======        ======      =======   ==========     ==========     ==========

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

20. SHAREHOLDERS' EQUITY, CONTINUED:
(b) Shareholders' Equity:

     The Company's subscribed and paid-in capital at December 31, 1996, amounts to ThCh$ 760,529, (price-level restated) comprised of 22,350 Series A and 23,263 Series B shares, neither of which have par value.

(c) Share ownership:

                                                        1995                        1996
                                              -------------------------   -------------------------
                                                  NO.                         NO.
            TYPE OF SHAREHOLDER               SHAREHOLDERS   PERCENTAGE   SHAREHOLDERS   PERCENTAGE
            -------------------               ------------   ----------   ------------   ----------
Holding of 10% or more......................           3           100             3           100
Less than 10% holding but investment of U.F.
  200 or more...............................          --            --            --            --
Less than 10% holding but investment less
  than U.F. 200.............................          --            --            --            --
                                               ---------     ---------     ---------     ---------
Total.......................................           3           100             3           100
                                               =========     =========     =========     =========
Control of the Company......................           1            51             1            51
                                               =========     =========     =========     =========

     On December 27, 1996 Iusacell contractually agreed with Inversiones Druma to increase its interest in Iusatel from 51% to 99.9% of all outstanding shares in order to sell, cede or transfer these shares to Inversiones Druma free of any liens or pledges.

(d)

     The "UNAUDITED" movements in shareholders' equity for the six months ended June 30, 1996 and 1997 are as follows:

                                    FULLY PAID    FULLY PAID
                                        AND           AND
                                    OUTSTANDING   OUTSTANDING                                            NET LOSS
                                     SERIES A      SERIES B         NEW        PAID-IN    ACCUMULATED    FOR THE
                                      COMMON        COMMON         SHARE       CAPITAL      DEFICIT       PERIOD       TOTAL
                                      SHARES        SHARES       ISSUANCE       THCH$        THCH$        THCH$        THCH$
                                    -----------   -----------   -----------   ---------   -----------   ----------   ----------
Balance at December 31, 1995......     22,350        23,263              --     713,442   (3,251,360)          --    (2,537,918)
Equity price-level restatement....         --            --              --      26,397     (120,300)          --       (93,903)
Loss for the six month period.....         --            --              --          --           --     (504,410)     (504,410)
                                      -------       -------     -----------   ---------   ----------     --------    ----------
Balance as of June 30, 1996.......     22,350        22,350              --     739,839   (3,371,660)    (504,410)   (3,136,231)
                                      =======       =======     ===========   =========   ==========     ========    ==========
Price-level restated balance as of
  June 30, 1997...................         --            --              --     779,791   (3,553,729)    (531,648)   (3,305,587)
                                      =======       =======     ===========   =========   ==========     ========    ==========
Balance as of December 31, 1996...     22,350        23,263              --     760,529   (4,971,458)          --    (4,210,929)
Capital increase January 24,
  1996............................    (22,350)      (23,263)    574,060,412   5,739,915           --           --     5,739,915
Equity price-level restatement....         --            --              --     146,052     (129,258)          --        16,794
Loss for the six month period.....         --            --              --          --           --     (887,165)     (887,165)
                                      -------       -------     -----------   ---------   ----------     --------    ----------
Balance as of June 30, 1997.......         --            --     574,060,412   6,646,496   (5,100,716)    (887,165)      658,615
                                      =======       =======     ===========   =========   ==========     ========    ==========

21. INTERMEDIATE SERVICE CONCESSION:

     The Company carries out its business on the basis of Decree Law No. 188 of the Undersecretary of Telecommunications dated September 17, 1993, whereby TDI S.A. was granted a concession for intermediate telecommunications services.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

21. INTERMEDIATE SERVICE CONCESSION, CONTINUED:
     Under public deed dated September 24, 1994, the name TDI S.A. was changed to Telecomunicaciones Digitales Internacionales S.A. with a capital increase to permit Iusacell to purchase a controlling interest in the Company. On August 3, 1994, the bylaws of the Company were amended and its name was changed to Iusatel Chile S.A.

22. DIRECTORS' REMUNERATION:

     No payments were made to directors for attending meetings during the years ended December 31, 1995 and 1996.

23. GUARANTEES:

(a) Domestic:

                                                               AT DECEMBER 31,
                                                              -----------------
                                                               1995       1996
                                                               THCH$     THCH$
                                                              -------    ------
Guarantee in favor of VTR Telecomunicaciones................       --    21,244
Performance bond D No. 176588 in favor of Santiago Fourth
  Civil Court...............................................   15,000        --
Promissory note in favor of Banco Sud Americano to cover a
  current account overdraft contract for an amount at
  December 31, 1995.........................................  160,000        --
                                                              -------    ------
Total domestic guarantees...................................  175,000    21,244
                                                              =======    ======

(b) International:

     Stand-by letter of credit in the amount of ThUS$ 8,000 at December 31, 1995 and 1996, given by its majority shareholder, Iusacell, in favor of:

                                                              AT DECEMBER 31,
                                                              ----------------
                                                               1995      1996
                                                              THUS$     THUS$
                                                              ------    ------
Banco Sud Americano (Bank of Nova Scotia N.Y.)                4,500      8,000
Citibank N.A. (N.Y.)........................................  3,500         --
                                                               -----     -----
                                                              8,000      8,000
                                                               =====     =====

24. CONTINGENCIES AND COMMITMENTS:

     The Company is unaware of any significant contingencies or commitments affecting the financial statements.

25. RELEVANT FACTS:

     1. On November 29, 1995, the minority shareholders, Inversiones y Servicios Santa Teresa Ltda. and Sergio Munoz ("Minority Shareholders"), filed a claim for compensatory damages against Iusacell, in an attempt to prevent Iusacell from increasing its ownership interest in the Company, through the capitalization of the amounts advanced to Iusatel, as described in Note 15(b). This decision was appealed and on May 20, 1996, and was subsequently rejected by the Chilean Supreme Court.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

25. RELEVANT FACTS, CONTINUED:
     2. An extraordinary meeting of the board of directors held on June 27, 1996, agreed to accept the resignation of then, general manager of the Company, Gaston Pereira, and appointed Luis Alberto Reyes as interim general manager and Alberto Herrerias as executive director of the Company.

26. STATEMENT OF CASH FLOWS:

     (a) Other sources of financing for the year ended December 31, 1996 is summarized as follows:

                                                                1996
                                                                THCH$
                                                              ---------
Iusacell capital contribution (Note 15(b))..................  1,708,780
                                                              =========

     (b) The following financing activities did not result in cash outflows during the current year but commit future cash flows:

                                                               1996
                                                               THCH$
                                                              -------
Purchase of Switch (Siemens)................................  282,611
PCS call processing platform machine........................   51,414
                                                              -------
Total.......................................................  334,025
                                                              =======

27. SUBSEQUENT EVENTS:

     At the extraordinary shareholders meeting held on January 24, 1997, the following resolutions, among others were adopted:

     (a) The 45,613 Series A and B shares were eliminated and were replaced by a single series of shares.

     (b) The paid-in capital, amounting to Ch$ 713,441,959 at December 31, 1996, and being subscribed and paid, was agreed to be increased to a total amount of Ch$ 11,968,177,959, representing 1,125,519,213 shares with no par value, through the issuance of 1,125,473,600 new shares.

     (c) Iusacell subscribed and paid for 573,991,536 shares, representing 51% of the agreed capital increase, in the following manner:

           * Ch$ 3,411,817,157 representing the Company's bank liability to Banco Sud Americano which Iusacell paid on behalf of the Company on January 4, 1997.

           * Ch$ 2,328,098,143 representing the capitalization of long-term amounts payable to related companies restated at December 31, 1996, comprising contributions made previously by Iusacell for future capital increases.

        The remaining 49% of the above mentioned agreed capital increase was left available for subscription for a period of three years. These capital increases are subject to the approval of the Superintendency.

     In addition to the above share issuance that has substantially improved liquidity, the Company has been involved in continuous efforts to formulate a restructuring plan to improve future operations. Such efforts

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

27. SUBSEQUENT EVENTS, CONTINUED:
     have resulted in the development of a new business plan and strategy to address the Company's current financial situation and disappointing recent financial performance.

28. DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING
    PRINCIPLES:

     Chilean GAAP varies in certain important respects from the accounting principles generally accepted in the United States ("U.S. GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by U.S. GAAP.

(a) Differences in Measurement Methods

     The principal methods applied in the preparation of the accompanying financial statements which have resulted in amounts that differ from those that would have otherwise been determined under U.S. GAAP are as follows:

(i) Inflation accounting:

     Chilean GAAP requires that the financial statements be restated to reflect the full effects of loss in the purchasing power of the Chilean peso on the financial position and results of operations of reporting entities. The method, described in Note 2(c), is based on a model which enables calculation of net inflation gains or losses caused by monetary assets and liabilities exposed to changes in the purchasing power of local currency. The model prescribes that the historical cost of all non-monetary accounts be restated for general price-level changes between the date of origin of each item and the year-end, but allows direct utilization of latest cost values for the restatement of inventories, as an alternative to the price-level restatement of those assets only if the resulting variation is not material.

     The inclusion of price-level adjustments in the accompanying financial statements is considered appropriate under the prolonged inflationary conditions affecting the Chilean economy. Accordingly, the effect of price-level changes is not eliminated in the reconciliation to U.S. GAAP included under paragraph (a)(v) below.

(ii) Income taxes:

     The accounting treatment of income taxes under Chilean GAAP and U.S. GAAP differs in respect to accounting for deferred income taxes. Under U.S. GAAP, prescribed by Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes", all temporary differences arising as a result of transactions that have different accounting and tax treatments are recognized as deferred tax assets and liabilities as of the balance sheet date. A valuation allowance is provided against deferred tax assets that are not recoverable on a more-likely-than-not basis. Under Chilean GAAP, only deferred tax assets and liabilities that are non-recurring are recognized in the financial statements. Chilean GAAP also permits not providing for deferred income taxes where a deferred tax asset or liability is not expected to be realized.

     The Company has deferred tax assets relating to tax loss carryforwards amounting to ThCh$ 481,241 and ThCh$ 709,008, at December 31, 1995 and 1996, respectively, for which the Company has recorded a full valuation allowance due to the uncertainty of the realization of such tax loss carryforwards.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

28. DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONTINUED:

(ii) Income taxes, continued:
     The Company's management considers that the net effect of applying SFAS No. 109 for all periods presented in paragraph (a)(v) below to be immaterial.

(iii) Impairment of Long-Lived Assets:

     Under U.S. GAAP, SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of ", requires that assets to be disposed of be valued at the lower of carrying amount or fair value less cost to sell. Furthermore, companies are required to review long-lived assets and certain identifiable intangibles to be held and used for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Measurement of an impairment loss for long-lived assets and identifiable intangibles that an entity expects to hold and use should be based on the fair value of the asset. Under Chilean GAAP, the impairment loss related to the Company's long-lived assets was recorded in the period that the Company's management decided to dispose of such assets.

     The effect of the application of SFAS No. 121 is presented in paragraph
     (a)(v) below.

     Under U.S. GAAP, such adjustments would be included in the operating costs of the Company.

(iv) Allowance for doubtful accounts

     Based upon information available subsequent to the release date of the Chilean financial statements, the Company reduced its estimate of recoverable amounts related to certain accounts receivable which existed as of December 31, 1996. As a result of this change in estimate, an additional allowance for doubtful accounts has been recorded for U.S. GAAP purposes. The effect of the above adjustment is presented in paragraph (a)(v) below.

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

28. DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONTINUED:

(ii) Income taxes, continued:
(v) Effects of conforming to U.S. GAAP:

     The adjustments to reported Net income required to conform with U.S. GAAP are as follows:

                                                                           FOR THE SIX
                                                                          MONTH PERIOD
                                                FOR THE YEARS ENDED           ENDED
                                                    DECEMBER 31,            JUNE 30,
                                              ------------------------    -------------
                                                 1995          1996           1997
                                                THCH$         THCH$           THCH$
                                              ----------    ----------    -------------
                                                                           (UNAUDITED)
Net loss as shown in the Chilean GAAP
  financial statements......................  (2,580,230)   (1,505,508)       (887,165)
Impairment of long-lived assets (paragraph
  a(iii))...................................          --      (199,829)        199,829
Allowance for doubtful accounts (paragraph
  a(iv))....................................          --      (293,998)        293,998
                                              ----------    ----------     -----------
Subtotal....................................          --      (493,827)        493,827

Deferred tax effect of the above
  adjustments...............................          --        74,074         (74,074)
                                              ----------    ----------     -----------
Net loss in accordance with U.S. GAAP.......  (2,580,230)   (1,925,261)       (467,412)
                                              ==========    ==========     ===========
U.S. GAAP loss per share....................      (56.57)       (42.21)        (0.0008)
                                              ==========    ==========     ===========
Weighted average number of common stock
  outstanding (Note 20).....................      45,613        45,613     574,037,149
                                              ==========    ==========     ===========

(vi) Effects of conforming to U.S. GAAP:

     The adjustments required to conform to shareholders' equity amounts with U.S. GAAP are as follows:

                                                                               FOR THE
                                                                              SIX MONTH
                                                     FOR THE YEARS ENDED     PERIOD ENDED
                                                        DECEMBER 31,           JUNE 30,
                                                   -----------------------   ------------
                                                      1995         1996          1997
                                                     THCH$        THCH$         THCH$
                                                   ----------   ----------   ------------
                                                                             (UNAUDITED)
Shareholders' equity as shown in the Chilean GAAP
  financial statements...........................  (2,705,421)  (4,210,929)     658,615
Impairment of long-lived assets (paragraph
  a(iii))........................................          --     (199,829)          --
Allowance for doubtful accounts (paragraph
  a(iv)).........................................          --     (293,998)          --
                                                   ----------   ----------     --------
Subtotal.........................................          --     (493,827)          --

Deferred tax effect of the above adjustments.....          --       74,074           --
                                                   ----------   ----------     --------
Shareholders' equity in accordance with U.S.
  GAAP...........................................  (2,705,421)  (4,630,682)     658,615
                                                   ==========   ==========     ========

                               IUSATEL CHILE S.A.

RESTATED FOR GENERAL PRICE-LEVEL CHANGES AND EXPRESSED IN THOUSANDS OF CONSTANT
           CHILEAN PESOS (THCH$) AND THOUSANDS OF US DOLLARS (THUS$)

28. DIFFERENCES BETWEEN CHILEAN AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, CONTINUED:

(b) Additional Disclosure:

(i) Statements of Cash Flows:

     Information for inclusion in the statement of cash flows presented in U.S. GAAP format is as follows:

                                                                                           SIX MONTHS
                                                                FOR THE YEARS ENDED          ENDED
                                                                    DECEMBER 31,            JUNE 30,
                                                              ------------------------    ------------
                                                                 1995          1996           1997
                                                                THCH$         THCH$          THCH$
                                                              ----------    ----------    ------------
Cash flows from operating activities:
  Net loss..................................................  (2,580,230)   (1,505,508)      (887,165)
  Adjustments to reconcile net income to net cash provided
    by
    operating activities:
    Depreciation............................................     162,203       223,279        107,636
    Provision for losses on accounts receivable.............      45,422       433,914        343,839
    Gain on sale of fixed assets............................         203            --
    Write-off of fixed assets...............................          --            --        215,168
    Changes in assets and liabilities:
      (Increase) decrease in accounts receivable............    (553,014)   (1,014,774)       (20,499)
                                                              ----------    ----------     ----------
      Decrease in inventories...............................        (627)       (4,691)             0
      (Increase) decrease in taxes recoverable..............     (55,946)       15,212         67,193
      (Increase) decrease in prepaid expenses...............    (150,341)       30,037         62,600
      (Increase) decrease in other assets...................     (29,352)       (3,684)        27,556
      Increase (decrease) in accounts payable...............     146,427       107,936       (114,144)
      Increase (decrease) in accrued liabilities and
        other...............................................     300,625      (101,419)       129,893
                                                              ----------    ----------     ----------
Net cash used by operating activities.......................  (2,714,630)   (1,819,698)       (67,925)
                                                              ----------    ----------     ----------
Cash flow from investing activities:
  Acquisition of fixed assets...............................    (274,734)     (171,534)       (40,416)
                                                              ----------    ----------     ----------
Net cash (used) provided by investing activities............    (274,734)     (171,534)       (40,416)
                                                              ----------    ----------     ----------
Cash flow from financing activities:
  Net decrease in short-term bank liabilities...............   2,236,641       (31,284)         5,353
  Payments on capital lease obligations.....................          --       (68,588)       (71,158)
  Net increase (decrease) in notes payable..................     124,211       246,992          3,058
  Increase in amounts payable to related parties............     699,890     1,795,795        183,643
                                                              ----------    ----------     ----------
Net cash provided (used) by financing activities............   3,060,742     1,942,915        120,897
                                                              ----------    ----------     ----------
Net increase (decrease) in cash and cash equivalents........      71,378       (48,317)        12,556
                                                              ----------    ----------     ----------
Cash and cash equivalents at beginning of period............         697        72,075         24,376
                                                              ==========    ==========     ==========
Cash and cash equivalents at end of period..................      72,075        23,758         36,932
                                                              ==========    ==========     ==========
Supplemental Cash Flow Information:
  Interest paid.............................................      99,099       220,340         27,880
Supplemental Non-cash Investing and Financing Activities:
a.     During the two years ended December 31, 1995 and 1996 and
       the six months ended June 30, 1997, Iusatel financed certain capital expenditures totaling ThCh$ 274,280, ThCh$ 205,692, and ThCh$ 151,687, respectively, by entering into capital
       leasing arrangements.
b.     During the two years ended December 31, 1995 and 1996 and
       the six months ended June 30, 1997, Iusatel acquired assets and assumed a corresponding liability with related parties totaling ThCh$ 51,204, ThCh$ 385,774, and ThCh$ 259,266,
       respectively.
c.     In the six months ended June 30, 1997, approximately ThCh$
       5,739,915 of liabilities previously held as short-term bank liabilities and amounts payable to related parties were
       reclassified to equity subsequent to the Superintendency's approval of the capital increase. See Note 27.